Exhibit 99.2

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in Current Report on Form 8-K.

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of LSAQ and Science 37, adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final SEC rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical consolidated balance sheet of LSAQ and the historical balance sheet of Science 37, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, combine the historical statements of operations of LSAQ and Science 37 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are based on available information and assumptions that we believe are reasonable. It does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Science 37 and LSAQ would have been if the Business Combination occurred on the dates indicated, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information and changes in operating results following the date of the unaudited pro forma condensed combined financial statements.

On October 4, 2021, the Business Combination was approved in an LSAQ shareholder vote. The Business Combination was consummated on October 6, 2021. In connection with the consummation of the Business Combination, the parties took the actions described below under “Description of Business Combination.”

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect solely to transaction accounting adjustments to the extent they are adjustments that reflect the accounting for the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of LSAQ as of June 30, 2021 and 2020 and for the year ended June 30, 2021 and for the period from December 18, 2019 (inception) through June 30, 2020 and the related notes, which are incorporated by reference into this Current Report on Form 8-K from the proxy statement/ prospectus of LSAQ dated September 24, 2021 (the “Proxy Statement”);

•	the historical audited financial statements of Science 37 as of December 31, 2020 and 2019 and for the years then ended and the related notes, which are incorporated by reference into this Current Report on Form 8-K from the Proxy Statement;

•	the historical unaudited financial statements of LSAQ as of December 31, 2020 and for the six months then ended and the related notes incorporated by reference into this Current Report on Form 8-K from the Proxy Statement;

•	the historical unaudited financial statements of Science 37 as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 and the related notes, which are incorporated by reference into this Current Report on Form 8-K from the Proxy Statement; and

•	other information relating to LSAQ and Science 37 incorporated by reference into this Current Report on Form 8-K from the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Merger Agreement.”

Description of Business Combination

On May 6, 2021, LifeSci Acquisition II Corp., a Delaware corporation (“LSAQ”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among LSAQ, LifeSci Acquisition II Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of LSAQ (“Merger Sub”), and Science 37, Inc., a Delaware corporation (“Science 37”). Pursuant to the terms of the Merger Agreement, a business combination between LSAQ and Science 37 will be effected through the merger of Merger Sub with and into Science 37, with Science 37 surviving the merger as a wholly-owned subsidiary of LSAQ (the “Business Combination”).

Treatment of Science 37 Securities

Preferred Stock. Immediately prior to the effective time of the Business Combination (the “Effective Time”) and subject to the consent of the holders of a majority of the then outstanding shares of Science 37’s Series A, Series, B, Series C, Series D and Series D-1 preferred stock, par value $0.0001 per share (collectively, the “Science 37 Preferred Stock”), voting together as a single class on an as-converted basis, each issued and outstanding share of Science 37 Preferred Stock were converted into shares of the common stock, par value $0.0001 per share, of Science 37 (the “Science 37 Common Stock”) at the then-applicable conversion rates (the “Science 37 Preferred Stock Conversion”).

Common Stock. At the Effective Time, following the Science 37 Preferred Stock Conversion, each share of Science 37 Common Stock (including shares of Science 37 Common Stock outstanding as a result of the Science 37 Preferred Stock Conversion, but excluding shares the holders of which perfect rights of appraisal under Delaware law) was converted into the right to receive such number of shares of LSAQ Common Stock equal to the Exchange Ratio (subject to rounding mechanisms as described in the Merger Agreement) and a number of Earn-Out Shares (as defined below). The Exchange Ratio is defined in the Merger Agreement to be the quotient of (i) 100,000,000 divided by the number of shares of Science 37’s Fully Diluted Capital Stock (as defined in the Merger Agreement). The Exchange Ratio was equal to approximately 1.815.

Stock Options. At the Effective Time, each outstanding option to purchase shares of Science 37 Common Stock granted under the Science 37, Inc. 2015 Stock Plan (each, a “Science 37 Option”), whether or not then vested and exercisable, was converted automatically (and without any required action on the part of such holder of outstanding Science 37 Option) into an option to purchase a number of shares of LSAQ Common Stock equal to the number of shares of Science 37 Common Stock subject to such Science 37 Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), with a per share exercise price equal to the exercise price per share of Science 37 Common Stock of such Science 37 Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent). Notwithstanding the foregoing, in the event the per share exercise price of a Science 37 Option is greater than or equal to the cash equivalent of a number of shares of LSAQ Common Stock equal to the Exchange Ratio, subject to rounding pursuant to the Merger Agreement, such Science 37 Option was cancelled for no consideration.

Earn-Out Shares. Following the closing of the Business Combination, former holders of shares of Science 37 Common Stock (including shares received as a result of the Science 37 Preferred Stock conversion) and former holders of Science 37 Options will be entitled to receive their respective pro rata shares of up to 12,500,000 additional shares of LSAQ Common Stock (the “Earn-Out Shares”) if, within a three-year period following the date of the consummation of the Business Combination, the closing share price of the LSAQ Common Stock equals or exceeds any of two thresholds over any 20 trading days within a 30-day trading period (each, a “Triggering Event”), subject to, in respect of a former holder of Science 37 Options, continued services to LSAQ or one of its subsidiaries at the time of the applicable Triggering Event. If there is a change of control of LSAQ or its successor within the three-year period following the consummation of the Business Combination that will result in the holders of LSAQ Common Stock receiving a per share price equal to or in excess of any Triggering Event threshold(s), then immediately prior to such change of control, any Triggering Event that has not previously occurred shall be deemed to have occurred and LSAQ shall issue the Earn-Out Shares to the former holders of shares of Science 37 Common Stock and former holders of Science 37 Options in accordance with their respective pro rata shares.

The potential issuance of the 12,500,000 earn-out shares represents a contingent liability to be recorded at fair value on the balance sheet. This is because the potential transferee pro rata share is variable and may change as stock option holders may forfeit their pro rata share if termination occurs prior to the Triggering Event(s), and the forfeited pro rata share is reallocated to the remaining holders.

PIPE Investment

On May 6, 2021, in connection with the execution of the Merger Agreement, LSAQ entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and LSAQ has agreed to sell to the Subscribers, an aggregate of 20,000,000 shares of LSAQ Common Stock (collectively, the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $200,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The sale and purchase of the PIPE Shares was consummated concurrently with the Business Combination.

Redemption of LSAQ Common Stock Prior to the Closing of the Business Combination

Prior to the closing of the Business Combination, holders of shares of LSAQ Common Stock were offered the opportunity to redeem, upon the closing of the Business Combination, all or a portion of Science 37 Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing) in the Trust Account. Holders of 2,299,493 shares of LSAQ Common Stock exercised their right to have such shares redeemed. Accordingly, pro forma shares outstanding upon consummation of the Business Combination consist of the following:

LSAQ Initial Stockholders	2,002,260
Shares from Conversion of LSAQ Private Warrants	3,146,453
LSAQ Public Stockholders	5,709,548
Science 37 Rollover Shares	83,848,889
PIPE Shares	20,000,000
Total	114,707,150

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Science 37 following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

SCIENCE 37 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

			Transaction
	Science 37	LSAQ	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Assets
Cash and equivalents	$18,808	$416	$80,121	2 A	$254,139
			(22,505)	2 B
			200,000	2 F
			303	2 G
			(23,004)	2 I
Restricted cash	303	—	(303)	2 G	—
Accounts receivable (including amounts with related parties)	6,139	—	—		6,139
Prepaid expenses and other current assets	3,088	121	(481)	2 B	2,728
Total current assets	28,338	537	234,131		263,006
Cash and marketable securities held in Trust Account	—	80,121	(80,121)	2 A	—
Property, plant and equipment, net	687	—	—		687
Capitalized software, net	12,080	—	—		12,080
Operating lease right-of-use assets	2,638	—	—		2,638
Other assets	325	—	—		325
Total assets	$44,068	$80,658	$154,010		$278,736
Liabilities and Stockholders’ Equity (Deficit)
Accounts payable	$3,624	$132	$—		$3,756
Accrued expenses and other liabilities	6,513	—	—		6,513
Deferred revenue	5,735	—	—		5,735
Total current liabilities	15,872	132	—		16,004
Long-term deferred revenue	736	—	—		736
Operating lease liabilities	1,829	—	—		1,829
Contingent liability for issuance of earn-out shares			81,000	2 J	81,000
Other long-term liabilities	1,168	—	—		1,168
Total liabilities	19,605	132	81,000		100,737
Common stock subject to possible redemptions	—	75,526	(75,526)	2C	—
Redeemable convertible preferred stock	143,086	—	(143,086)	2D	—
Stockholders’ Equity (Deficit)
Common stock, par value	1	—	12	CEF	13
Additional paid-in capital	3,664	5,562	(5,562)	2 C	300,274
			81,087	2 C
			(22,986)	2 B
			143,086	2 D
			(10)	2 E
			1	2 E
			199,998	2 F
			(81,000)	2 J
			(23,004)	2I
			(562)	2 H
Accumulated deficit	(122,288)	(562)	562	2 H	(122,288)
Total stockholders’ equity (deficit)	(118,623)	5,000	291,622		177,999
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$44,068	$80,658	$154,010		$278,736

SCIENCE 37 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

			Pro Forma Combined
			Transaction
	Science 37	LSAQ	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Revenues, including related party	$23,704	$—	$—		$23,704
Operating expenses:
Cost of revenues	22,597	—	—		22,597
Selling, general and administrative	28,351	84	—		28,435
Depreciation	4,447	—	—		4,447
Restructuring costs	772	—	—		772
Total operating expenses	56,167	84	—		56,251
Loss from operations	(32,463)	(84)	—		(32,547)
Other income:
Interest income	77	5	(5)	K	77
Sublease income (including amounts with related parties)	709	—	—		709
Other income	3	—	—		3
Total other income	789	5	(5)		789
Net loss	$(31,674)	$(79)	$(5)		$(31,758)
Weighted average common shares outstanding				Note 3	114,707,150

Basic and diluted net loss per common share				Note 3	$(0.28)

SCIENCE 37 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

			Pro Forma Combined
			Transaction
	Science 37	LSAQ	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Revenues, including related parties	$24,986	$—	$—		$24,986
Operating expenses:
Cost of revenues	15,928	—	—		15,928
Selling, general and administrative	20,545	506	—		21,051
Depreciation	3,273	—	—		3,273
Total operating expenses	39,746	506	—		40,252
Loss from operations	(14,760)	(506)	—		(15,266)
Other income:
Interest income	1	25	(25)	K	1
Sublease income	214	—	—		214
Other income	4	—	—		4
Total other income	219	25	(25)		219
Net loss	$(14,541)	$(481)	$(25)		$(15,047)
Weighted average common shares outstanding				Note 3	114,707,150

Basic and diluted net loss per common share				Note 3	$(0.13)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Business Combination and Basis of Pro Forma Presentation

On May 6, 2021, LifeSci Acquisition II Corp., a Delaware corporation (“LSAQ”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among LSAQ, LifeSci Acquisition II Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of LSAQ (“Merger Sub”), and Science 37, Inc., a Delaware corporation (“Science 37”). Pursuant to the terms of the Merger Agreement, a business combination between LSAQ and Science 37 was effected through the merger of Merger Sub with and into Science 37, with Science 37 surviving the merger as a wholly-owned subsidiary of LSAQ (the “Business Combination”). See the introduction section to this Unaudited Pro Forma Condensed Combined Financial Information for further additional details of the Business Combination.

The Business Combination is expected to be accounted for as a reverse recapitalization resulting from the acquisition by a non-operating public company that is a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934). This accounting treatment as a recapitalization is consistent with Securities and Exchange Commission guidance promulgated in staff speeches and the SEC Reporting Manual, Topic 12 on Reverse Acquisitions and Recapitalizations. As such, the Business Combination is outside the scope of FASB ASC 805. Specifically, the Business Combination is expected to be treated as a reverse recapitalization in which the entity that issues securities (the legal acquirer) is determined to be the accounting acquiree, while the entity receiving securities (the legal acquiree) is the accounting acquirer.

Accordingly, the Business Combination is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, LSAQ is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Science 37 issuing stock for the net assets of LSAQ, accompanied by a recapitalization. The net assets of LSAQ are stated at historical cost, with no goodwill or other intangible assets recorded.

In May 2020, the SEC adopted Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule became effective on January 1, 2021, and the unaudited pro forma condensed combined financial statements herein are presented in accordance therewith.

The accompanying unaudited pro forma condensed combined financial statements give effect to the Business Combination in which Merger Sub, a wholly-owned subsidiary of LSAQ, merged with and into Science 37, with Science 37 surviving the merger as a wholly-owned subsidiary of LSAQ, and the related PIPE Investment. The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Science 37 and LSAQ, and the assumptions and adjustments set forth in these notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are solely based on information contained within the Merger Agreement. Transaction Accounting Adjustments are required adjustments that reflect only the application of required accounting to the Business Combination. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-combination company shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Given the history of net losses and valuation allowance of Science 37 and LSAQ, management assumed a statutory tax rate of 0%. Therefore the pro forma adjustments to the statement of operations resulted in no income tax adjustment to the pro forma financial statements.

Science 37 and LSAQ have not had any historical relationship prior to the Business Combination.

Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

A	Reflects the reclassification of cash and investments held in the Trust Account that will become available for operations following the Business Combination.

B	Represents the payment of transaction costs of $23.0 million as an increase to Stockholders’ deficit.

C	Represents the conversion of LSAQ historical common stock and additional paid-in-capital accounts to approximately 7.7 million newly issued shares of Science 37 Common Stock and the conversion of LSAQ warrants to approximately 3.1 million newly issued shares of Science 37 Common Stock.

D	Represents the conversion of Science 37 preferred stock to newly issued shares of common stock upon consummation of the Business Combination.

E	Represents the issuance of 100.0 million new shares of Science 37 Common Stock to existing common and preferred stockholders at historical cost and the elimination of the previous par value accounts.

F	Represents the issuance of 20.0 million new shares of LSAQ Common Stock at $10.00 per share in the PIPE Investment for total cash of $200.0 million.

G	Represents the transfer of restricted cash to available cash and equivalents accounts as it is assumed restrictions would not have been required upon consummation of the Business Combination.

H	Represents the elimination of LSAQ accumulated deficit upon recapitalization of the Combined Company.

I	Represents adjustment to reflect redemptions of 2,299,493 shares of LSAQ Common Stock for an aggregate payment of approximately $23.0 million from the Trust Account.

J	Reflects the fair value of the Earn-Out Shares contingently issuable to the former holders of shares of Science 37 Common Stock and Science 37 Options. The fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. For more information, see Note 4.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 is as follows:

K	Represents the pro forma adjustment to eliminate interest income generated by the Trust Account.

3.	Net Loss per Share of Non-Redeemable Common Stock

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares of common stock in connection with the Business Combination, and assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Also, assumes that all stock options and warrants are not included in the per share calculation as there is a net loss in all periods presented and including them would be anti-dilutive.

Holders of 2,299,493 shares of LSAQ Common Stock exercised their right to have such shares redeemed. Accordingly, pro forma shares outstanding upon consummation of the Business Combination consist of the following:

LSAQ Initial Stockholders	2,002,260
Shares from Conversion of LSAQ Private Warrants	3,146,453
LSAQ Public Stockholders	5,709,548
Science 37 Rollover Shares	83,848,889
PIPE Shares	20,000,000
Total	114,707,150

4.	Earn-Out Shares Consideration

The Earn-Out obligations to issue the Earn-Out Share Consideration will be accounted for as liability- classified instruments that are earned upon achieving certain triggering events, which includes a change in control event that is not solely indexed to the LSAQ Stock. The preliminary estimated fair value of the Earnout Consideration is $81.0 million. The estimated fair value at June 30, 2021 of the Earn-Out Shares Consideration was determined by using a Monte Carlo simulation valuation model. The preliminary estimated fair value of Earn-Out Consideration was determined using the most reliable information available. Assumptions used in the preliminary valuation were as follows:

Current stock price: The stock price was set at $10.00 per share based on the closing price per share of LSAQ.

Expected volatility: The volatility rate was determined by using an average of comparable public companies annualized over three years.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with one-year maturity.

Expected term: The expected term is three years.